SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN REQUEST FOR PROXIES
SCHEDULE 14A INFORMATION

REQUEST FOR PROXIES PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

(AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[  ] Preliminary Request for proxies
[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Request for proxies
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Section 240.14a-12

STOCK MARKET SOLUTIONS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Request for written consent via proxy if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)        Title of each class of securities to which transaction applies:

    (2)        Aggregate number of securities to which transaction applies:

    (3)        Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)        Proposed maximum aggregate value of transaction:

    (5)        Total fee paid:

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11( a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)        Amount Previously Paid:

    (2)        Form, Schedule or Registration Statement No.:

      (3) Filing Party:

      (4) Date Filed:

STOCK MARKET SOLUTIONS, INC.
1000 Bourbon St. Suite 380
New Orleans, LA 70116
504-598-4877
September 16, 2004

Dear Stockholder:

We are requesting that you give your written consent via proxy under Nevada law to the following one Proposal (the “Proposal”):

1.     To approve an amendment to the Company’s Articles of Incorporation to increase the authorized common stock, par value $0.001 per share, of the Company from 50,000,000 shares to 100,000,000 shares.

We do not intend to and are not required to have a special meeting to consider the Proposal under the following provisions of Nevada law:

Nevada Revised Statutes Section 78.320 (2) and (3). - Stockholders’ meetings: Consent for actions taken without meeting.

2. Unless otherwise provided in the articles of incorporation or the bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

3. In no instance where action is authorized by written consent need a meeting of stockholders be called or notice given.

There is nothing in our articles of incorporation or bylaws that prevents securing votes for the Proposal by written consent via proxy only.

Under the above provisions of Nevada law, the Proposal must be approved by shareholders owing a majority of our issued and outstanding common stock. We currently have 30,150,000 shares of common stock issued and outstanding. Therefore, we need to secure written consent via proxies of shareholders owning in excess of 15,075,000 shares of our common stock for the Proposal to be adopted.

All voting matters are described in further detail in the accompanying request for written consent via proxy.

After careful consideration, our board of directors has determined that the foregoing Proposal is in the best interest of our company and has unanimously recommended that our stockholders vote “FOR” the Proposal described in the accompanying request for written consent via proxy.

Please read the accompanying request for written consent via proxy carefully. You can ensure that your shares are represented and voted by promptly completing, signing, dating and returning the enclosed written consent via proxy. You may revoke your written consent via proxy in the manner described in the request for written consent via proxy at any time before written consent via proxies have been received from shareholders owning in excess of 15,075,000 shares of our common stock.

Sincerely, /s/ Richard Smitten —————————————— Richard Smitten President

This request for written consent via proxy is first being mailed to our stockholders on or about September 16, 2004.

STOCK MARKET SOLUTIONS, INC.

REQUEST FOR WRITTEN CONSENT VIA PROXY

To the Stockholders of Stock Market Solutions, Inc.:

We are requesting that you give your written consent via proxy under Nevada law to the following one Proposal (the “Proposal”):

1.     To approve an amendment to the Company’s Articles of Incorporation to increase the authorized common stock, par value $0.001 per share, of the Company from 50,000,000 shares to 100,000,000 shares.

We do not intend to and are not required to have a special meeting to consider the Proposal under the following provisions of Nevada law:

Nevada Revised Statutes Section 78.320 (2) and (3) — Stockholders’ meetings: Consent for actions taken without meeting.

2. Unless otherwise provided in the articles of incorporation or the bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

3. In no instance where action is authorized by written consent need a meeting of stockholders be called or notice given.

There is nothing in our articles of incorporation or bylaws that prevents securing votes for the Proposal by written consent via proxy only.

Under the above provisions of Nevada law, the Proposal must be approved by shareholders owing a majority of our issued and outstanding common stock. We currently have 30,150,000 shares of common stock issued and outstanding. Therefore, we need to secure written consent via proxies of shareholders owning in excess of 15,075,000 shares of our common stock for the Proposal to be adopted.

The accompanying request for written consent via proxy describes the foregoing items in more detail. You are encouraged to read the entire document carefully. Only stockholders of record at the close of business on September 1, 2004, the record date, are entitled to receive notice of and to vote on the Proposal.

Our board of directors has unanimously approved and authorized, and recommends your approval of the amendment of our articles of incorporation and believes that this transaction is advisable, fair to and in the best interests of our stockholders. The board recommends that you vote “FOR” the Proposal described above.

PLEASE SIGN AND RETURN THE ENCLOSED WRITTEN CONSENT VIA PROXY AS PROMPTLY AS POSSIBLE. You may revoke your written consent via proxy in the manner described in the request for written consent via proxy at any time before written consent via proxies have been received from shareholders owning in excess of 15,075,000 shares of our common stock.

By Order of the Board of Directors, /s/ Richard Smitten —————————————— Richard Smitten Secretary

New Orleans, LA
September 16, 2004

Table of Contents

QUESTIONS AND ANSWERS	8
INFORMATION ABOUT OUR COMPANY	11
INFORMATION ABOUT SOLICITATION AND VOTING	11
THE PROPOSAL AND VOTING REQUIREMENTS	12
DISSENTERS' AND APPRAISAL RIGHTS	12
VOTING AND REVOCATION OF CONSENTS WRITTEN CONSENTS VIA PROXY	12
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	12
PROPOSAL 1 - AMENDMENT TO THE ARTICLES OF INCORPORATION	13
DESCRIPTION OF SECURITIES	14
STANDBY EQUITY DISTRIBUTION AGREEMENT	15
ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION	19
ADDITIONAL INFORMATION	20
INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON	20
PROPOSAL BY SECURITY HOLDERS	20
EXPENSE OF REQUEST FOR WRITTEN CONSENT VIA PROXY	21
DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS	21
COMPANY CONTACT INFORMATION	21

QUESTIONS AND ANSWERS

Q: WHAT ARE THE MATTERS TO BE CONSIDERED IN THIS REQUEST FOR WRITTEN CONSENT VIA PROXY?

A: We are asking you to vote by written consent via proxy on the following Proposal:

    1.        To approve an amendment to the Company’s Articles of Incorporation to increase the authorized common stock, par value $0.001 per share, of the Company from 50,000,000 shares to 100,000,000 shares.

Q: WHY ARE WE PROPOSING TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK FROM 50,000,000 TO 100,000,000?

A: The Company is contractually obligated to issue shares of common stock upon the conversion of a recently issued convertible debenture and a recent standby equity distribution agreement. The number of issued and outstanding shares that must be issued upon conversion of the debenture plus the standby equity distribution agreement may exceed the currently authorized and unissued shares of common stock of the Company. In addition to the reasons set forth above, the Company’s Board of Directors believes that it is desirable to have additional authorized shares of common stock available for other possible future financings, possible future acquisition transactions and other general corporate purposes. The Company’s Board of Directors believes that having such additional authorized shares of common stock available for issuance in the future should give the Company greater flexibility and may allow such shares to be issued without the expense and delay of a special shareholders’ meeting. Although such issuance of additional shares with respect to future financings and acquisitions would dilute existing shareholders, management believes that such transactions would increase the value of the Company to its shareholders.

At this time, we have no plans, proposals, or arrangements written or otherwise; and we are not currently considering any acquisition transactions, future financings or other general corporate purposes; that would require us to issue any of the newly authorized shares of common stock other than the shares to be issued under the standby equity distribution agreement and the unsecured convertible debenture.

Q: IS STOCKHOLDER APPROVAL REQUIRED TO AMEND OUR ARTICLES OF INCORPORATION?

A: Yes. Under Nevada Revised Statutes Section 78.320 (2) and (3), we are required to obtain the affirmative vote of the majority of our outstanding shares of common stock to amend our articles of incorporation.

Q: DO ANY OF OUR STOCKHOLDERS HAVE INTERESTS WHICH MAY CONFLICT WITH MINE?

A: No.

Q: DOES THE BOARD OF DIRECTORS RECOMMEND A VOTE IN FAVOR OF THE PROPOSAL?

A: Our board of directors has approved and authorized the amendment of our articles of incorporation, subject to stockholder approval. These matters were approved unanimously by the full board.
The board of directors recommends the articles of amendment to amend our articles of incorporation. The board of directors believes that this transaction is advisable, fair to and in the best interests of Stock Market

Solutions stockholders. The board of directors recommends that the Stock Market Solutions’ stockholders vote “FOR” the Proposal described above.

Q: HAS ANYONE GIVEN WRITTEN CONSENT OR WRITTEN CONSENT VIA PROXY?

A: Richard Smitten, our President and owner of 9,000,000 shares of our common stock has given his consent. No other shareholder has given written consent or written consent via proxy required under Nevada law.

Q: WHAT SHOULD I DO NOW?

A: After carefully reading and considering the information contained in this document, you should cast your vote by completing, signing and dating your written consent via proxy and returning it to the Company by mail or fax.

Q: WILL THERE BE A SPECIAL MEETING TO CONSIDER THE PROPOSAL?

A: No. Under Nevada law, no meeting is required.

Q: WHEN SHOULD I SEND MY WRITTEN CONSENT VIA PROXY? CAN I CHANGE MY VOTE?

A: You should send in your written consent via proxy as soon as possible so that your shares will be voted. You may change or revoke your consent at any time before a majority of shares have consented to the Proposal by sending a written notice to our Secretary. See “Information About Solicitation and Voting — Voting and Revocation of written consent via proxy.”

Q: WHAT HAPPENS IF I DO NOT VOTE?

A: If you fail to submit a written consent via proxy, your shares will not be counted and will have the same effect as a vote against the Proposal to amend the articles of incorporation.

Q: IF MY SHARES ARE HELD BY A BROKER, CUSTODIAN BANK OR OTHER NOMINEE, HOW CAN I VOTE?

A: If your shares are held by a broker, custodian bank or other nominee, you must contact them to vote on your behalf. They cannot vote your shares without receiving instructions from you. If you instruct them on how to vote your shares, you must follow directions received from them if you wish to change your vote.

Q: AM I ENTITLED TO DISSENTERS' OR APPRAISAL RIGHTS IN CONNECTION WITH THE PROPOSAL?

A: No. Under Nevada law, you are not entitled to dissenters’ or appraisal rights in connection with the Proposal.

Q: WHAT IS THE PROCEDURE THAT WILL BE FOLLOWED WITH RESPECT TO MY GIVING WRITTEN CONSENT VIA PROXY?

A: As set forth in the attached written consent via proxy card, you will appoint Richard Smitten, as Proxy, with the power to appoint his substitute, and authorize him, or such substitute, to execute a written consent via proxy to amend the Company’s articles of incorporation to increase the number of shares of authorized common stock from 50,000,000 to 100,000,000, as set forth herein, all of the shares of common stock of Stock Market Solutions, Inc. (the “Company”) held of record by you as of the close of business on September 1, 2004, under Nevada Revised Statutes Section 78.320 (2) and (3).- Stockholders’ meetings: Consent for actions taken without meeting.

Q: WHAT SHOULD I DO IF I HAVE ANY QUESTIONS?

A: If you have any questions or otherwise need assistance, please contact Richard Smitten, Secretary, by mail at STOCK MARKET SOLUTIONS, INC., 1000 Bourbon St. Suite 380, New Orleans, LA 70116; telephone: 504-598-4877.

STOCK MARKET SOLUTIONS, INC.

REQUEST FOR WRITTEN CONSENT VIA PROXY

INFORMATION ABOUT OUR COMPANY

We are a Nevada corporation formed in June 1994 under the name Cyber Synergy, Inc. to develop stock market related software applications. In November 1999, we changed our name to Jesse Livermore.com, Inc. In December 2001 we changed our name to Stock Market Solutions, Inc. Our principal executive offices are located at 1000 Bourbon St. Suite 380, New Orleans, LA 70116, telephone: 504-598-4877.

Stock Market Solutions:

o	was inactive until entering the development stage in January 1999;

o	has no operating history; and

o	has earned no revenues

We offer a teaching and a computer trading program designed to provide educational/instructional assistance and aid to those stock market traders who wish to learn how to trade in the stock market using a system previously developed by an early 20th century stock market trader, Jesse Livermore. We will use the Internet to execute this on-line computer based stock trading system which will show stock market traders how to use a trading program which they can learn, practice and then, if they so desire, use for their own account.

INFORMATION ABOUT SOLICITATION AND VOTING

Written consent via proxy Solicitation

This document is being delivered to you in connection with the solicitation by the board of directors of Written consent via proxy for the Proposal. We will pay all expenses in connection with solicitation of the written consents via proxy. Our officer and director, who will receive no additional compensation for his services, may solicit written consents via proxy by telephone or personal call. We have asked brokers and nominees who hold stock in our stockholders’ names to give this document to their customers. This document is first being mailed on or about September 16, 2004.

Record Date

Our stockholders of record at 5:00 p.m. New York time on September 1, 2004, the record date, are entitled give consent. Each holder of record of our common stock at the close of business on the record date is entitled to one vote for each share then held on each matter voted on by stockholders. At the close of business on the record date, there were 30,150,000 shares of our common stock issued and outstanding held by approximately 70 holders of record.

If you hold your shares of common stock through a broker, custodian bank or other nominee, generally the nominee may only vote your common stock in accordance with your instructions. However, if it has not timely received your instructions, the nominee may vote on matters for which it has discretionary voting authority. Brokers generally will not have discretionary voting authority to vote on any of the transactions. If a nominee cannot vote on a matter because it does not have discretionary voting authority, this is a “broker non-vote” on that matter.

THE PROPOSAL AND VOTING REQUIREMENTS

The corporate action involves one Proposal (the “Proposal”):

1.     To approve an amendment to the Company’s Articles of Incorporation to increase the authorized common stock, par value $0.001 per share, of the Company from 50,000,000 shares to 100,000,000 shares.

The Proposal requires stockholder approval by shareholders owning at least a majority of our issued and outstanding common stock, or more than 15,075,000 shares.

DISSENTERS’ AND APPRAISAL RIGHTS

Under Nevada law you are not entitled to appraisal rights in connection with the Proposal.

VOTING AND REVOCATION OF WRITTEN CONSENTS VIA PROXIES

You will be asked to vote on the Proposal set forth above by giving Written consent via proxy as provided under Nevada law. You may also abstain from voting with respect to the Proposal. For purposes of the vote required under Nevada law, a failure to vote and a broker non-vote will each have the same legal effect as a vote against adoption of the Proposal.

You may revoke your written consent via proxy for consent at any time before we receive the requisite majority of proxies for written consents via proxy by one of the following means:

o	sending our Secretary a notice revoking it; or

o	submitting a duly executed written consent via proxy with a later date.

Your written consent via proxy is irrevocable after we receive the requisite majority of written consent via proxies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this Request for written consent via proxy, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. The business address of all persons listed below is 1000 Bourbon St. Suite 380, New Orleans, LA 70116.

Name address of beneficial owner	Amount of beneficial owner ship	Percentage
Richard Smitten 1752 NW 3rd Terrace Suite 118-c Fort Lauderdale, Fl 33311 All directors and executive officers as a group (one person)	9,000,000 9,000,000	30 30

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based upon 30,150,000 shares of common stock outstanding as of September 1, 2004.

PROPOSAL 1 — AMENDMENT TO THE ARTICLES OF INCORPORATION

The Company’s Board of Directors proposes an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock, par value $0.001 per share, from 50,000,000 to 100,000,000 shares.

Purpose of Increasing Number of Authorized Shares of Common Stock

The Company is contractually obligated to issue shares of common stock upon the conversion of a recently issued convertible debenture and a recent standby equity distribution agreement. The number of issued and outstanding shares that must be issued upon conversion of the debenture plus the standby equity distribution agreement may exceed the currently authorized and unissued shares of common stock of the Company. In addition to the reasons set forth above, the Company’s Board of Directors believes that it is desirable to have additional authorized shares of common stock available for other possible future financings, possible future acquisition transactions and other general corporate purposes. The Company’s Board of Directors believes that having such additional authorized shares of common stock available for issuance in the future should give the Company greater flexibility and may allow such shares to be issued without the expense and delay of a special shareholders’ meeting. Although such issuance of additional shares with respect to future financings and acquisitions would dilute existing shareholders, management believes that such transactions would increase the value of the Company to its shareholders.

At this time, we have no plans, proposals, or arrangements written or otherwise; and we are not currently considering any acquisition transactions, future financings or other general corporate purposes; that would require us to issue any of the newly authorized shares of common stock other than the shares to be issued under the standby equity distribution agreement and the unsecured convertible debenture.

The amendment to the Company’s Articles of Incorporation provides for the authorization of 50,000,000 additional shares of the Company’s common stock. As of August 15, 2004, 30,150,000 shares of the Company’s common stock were outstanding.

The amendment to the Company’s Articles of Incorporation shall be filed with the Nevada Secretary of State so that the Article IV of the Articles of Incorporation shall be as follows:

The amount of capital stock authorized is One Hundred Million (100,000,000) shares of common stock having a par value of $0.001 per share.

DESCRIPTION OF SECURITIES

Common Stock

The current authorized capital stock of the Company consists of 50,000,000 shares of common stock, par value $0.001 per share. As of September 1, 2004, the Company had 30,150,000 shares of common stock outstanding. Each share of the Company’s common stock entitles the holder to one vote on each matter submitted to a vote of shareholders, including the election of directors. There is no cumulative voting. The holders of the Company’s common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. Holders of the Company’s common stock have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions available to the Company’s common stock. In the event of liquidation, dissolution or winding up the Company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities. Additional information can be found in our Articles of Incorporation and our Bylaws, which are filed with the Securities and Exchange Commission.

OTHER SECURITIES

Options

In May, 2004, we granted options to acquire 1,600,000 shares to Dennis Kranyak and 250,000 shares to Linda Eberz. The options are exercisable as follows: 400,000 shares at $.03 exercisable during the first 12 months starting on May 15, 2004; 400,000 shares at $.04 the second 12 months commencing in May 15, 2005; and 800,000 shares at $.05 for the third 12 months commencing in May 15, 2006.

STANDBY EQUITY DISTRIBUTION AGREEMENT

Summary

In June 2004, we entered into a standby equity distribution agreement with Cornell Capital Partners, L.P. Pursuant to the standby equity distribution agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $5,000,000. For each share of common stock purchased under the standby equity distribution agreement, Cornell Capital Partners will pay 92% of the lowest volume weighted average price of the our common stock as quoted by Bloomberg, L.P. on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. We also gave Cornell Capital Partners a compensation debenture in the amount of $240,000 upon execution of the equity distribution agreement. In addition, we engaged Newbridge Securities Corporation, a registered broker-dealer, to advise us in connection with the standby equity distribution agreement. For its services, Newbridge Securities Corporation will receive 181,818 shares of our common stock.

Standby Equity Distribution Agreement Explained

Pursuant to the standby equity distribution agreement, we may periodically sell shares of common stock to Cornell Capital Partners, L.P. to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. . A closing will be held six trading days after such written notice at which time we will deliver shares of common stock and Cornell Capital Partners, L.P. will pay the advance amount.

We may request advances under the standby equity distribution agreement once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until Cornell Capital Partners has advanced $5,000,000 or two years after the effective date of the accompanying registration statement, whichever occurs first. We may request an advance every five trading days. The maximum amount per advance is $100,000 and the maximum aggregate advance during any 30 day period is $400,000. The amount available under the standby equity distribution agreement is not dependent on the price or volume of our common stock. Because Cornell Capital Partners can repeatedly acquire and sell shares, this limitation does not limit the potential dilutive effect or the total number of shares that Cornell Capital Partners may receive under the standby equity distribution agreement.

We cannot predict the actual number of shares of common stock that will be issued pursuant to the standby equity distribution agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. For example, we would need to issue 93,720,712 shares of common stock in order to raise the maximum amount of $5,000,000 under the equity distribution agreement at a purchase price of $.05335 (i.e., 92% of a recent stock price of $.04).

Our obligation to issue shares upon receipt of an advance pursuant to the standby equity distribution agreement is essentially limitless, although under the terms of the agreement Cornell Capital Partners may not own more than 9.9% of our outstanding common stock at any time. The common stock to be issued under the standby equity distribution agreement will be issued at an 8% discount to the market price as defined in the agreement.

We are registering on Form SB-2 a total of 50,000,000 shares of common stock for the sale under the standby equity distribution agreement. The issuance of shares under the equity distribution agreement may result in a change of control. That is, up to 50,000,000 shares of common stock could be issued under the standby equity distribution agreement. If all or a significant block of these shares are held by one or more stockholders working together, then such stockholder or stockholders would have enough shares to assume control of us by electing its or their own directors. This could happen, for example, if Cornell Capital Partners sold the shares purchased under the standby equity distribution agreement to the same purchaser.

Sample Conversion Calculation of the Convertible Debenture

In June 2004, in connection with the standby equity distribution agreement with Cornell Capital Partners, L.P., we gave Cornell Capital Partners, L.P. an unsecured convertible debenture in the amount of $240,000. The convertible debenture is due and payable, with 5% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. The debenture is convertible, subject to a maximum cap of $75,000 per thirty day period, at the holder’s option any time up to maturity at a conversion price equal to an amount equal 97% of the lowest volume weighted average price of the our common stock as quoted by Bloomberg, L.P. on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. At maturity, we have the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debenture into shares of common stock at a conversion price equal to an amount equal to an amount equal 97% of the lowest volume weighted average price of the our common stock as quoted by Bloomberg, L.P. on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately preceding the conversion date. We are registering in this offering 5,000,000 shares of common stock underlying the convertible debenture.

The full principal amount of the convertible debenture is due upon default under the terms of convertible debenture. We are obligated to register the resale of the conversion shares issuable upon conversion of the debenture under the Securities Act of 1933, as amended, no later than thirty (30) days from June 14, 2004.

Our obligation to issue shares upon conversion of our convertible debenture is essentially limitless, although the debenture provides that Cornell Capital Partners, L.P. may only convert the debenture for a number of shares that would cause it to beneficially own no more than 4.99% of the outstanding shares of our common stock following such conversion.

Risk Factors in connection with the Cornell Capital Partners’ financing.

The continuously adjustable price feature of our standby equity distribution agreement and the fact that under the distribution agreement Cornell Capital Partners will pay less than the then-prevailing market price of our common stock could require us to issue a substantially number of shares at a substantial discount to market price, which will cause dilution to our existing stockholders.

Our obligation to issue shares upon receipt of an advance pursuant to the standby equity distribution agreement is essentially limitless, although the agreement provides that Cornell Capital Partners may not own more than 9.9% of our outstanding common stock at any time. The common stock to be issued under the standby equity distribution agreement will be issued at an 8% discount to the market price as defined in the agreement. Due to the adjustment provisions of the agreement, the lower the trading price of our stock, the more shares we will have to issue. The following is an example of the amount of shares of our common stock issuable in connection with an advance of $100,000 under the standby equity distribution agreement, based on five day weighted average price at July 30, 2004 and market prices 25%, 50% and 75% below the five day weighted average price as of July 30, 2004, which was $.04:

Market or % Below Market	Price per Share	With 8% discount	Number of Shares Issuable	Percentage of Current Issued and Outstanding Common Stock
At Market 25% 50% 75%	$.04 $.03 $.02 $.01	$.0368 $.0276 $.0184 $.0092	2,717,391 3,623,188 5,434,783 10,869,565	9.01% 12.02% 18.26% 24.94%

As illustrated, the number of shares of common stock issuable in connection with an advance under the standby equity distribution agreement will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

The sale of our stock under our distribution agreement could encourage short sales by third parties, which could contribute to the future decline of our stock price and materially dilute existing stockholders’ equity and voting rights.

In many circumstances the provision of a standby equity distribution agreement for companies that are traded on the OTCBB has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market’s ability to take up the increased stock or if we have not performed in such a manner to show that the equity funds raised will be used to grow our company. Such an event could place further downward pressure on the price of common stock. Under the terms of our distribution agreement we may request numerous draw downs pursuant to the terms of the distribution agreement. Even if we use the distribution agreement to grow our revenues and profits or invest in assets which are materially beneficial to us, the opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of stock, the price decline that would result from this activity will cause the share price to decline more so which in turn may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock the price will decline. If this occurs, the number of shares of our common stock that is issuable pursuant to the standby equity distribution agreement will increase, which will materially dilute existing stockholders’ equity and voting rights.

We may not be able to access sufficient funds under the standby equity distribution agreement when needed.

We are dependent on external financing to fund our operations. Our financing needs are expected to be substantially provided from the standby equity distribution agreement. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part, because we are limited to a maximum draw down of $100,000 per advance.

The continuously adjustable conversion price feature of our convertible debenture could require us to issue a substantially greater number of shares, which will cause dilution to our existing stockholders.

Our obligation to issue shares upon conversion of our convertible debenture is essentially limitless, although the debenture provides that Cornell Capital Partners, L.P. may only convert the debenture for a number of shares that would cause it to beneficially own no more than 4.99% of the outstanding shares of our common stock following such conversion. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of our convertible debenture in the amount of $240,000 at a 3% discount to market price as defined in the debenture, excluding accrued interest, based on market prices at July 30, 2004 and at 25%, 50% and 75% below the market priceas of July 30, 2004, which was $.04.

Market or % Below Market	Price per Share	With 3% discount	Number of Shares Issuable	Percentage of Current Issued and Outstanding Common Stock
At Market 25% 50% 75%	$.04 $.03 $.02 $.01	$.0388 $.0291 $.0194 $.0097	6,185,567 8,247,423 12,371,134 24,742,268	20.52% 27.35% 40.56% 82.06%

As illustrated, the number of shares of common stock issuable upon conversion of our convertible debenture will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

The continuously adjustable conversion price feature of our convertible debenture may encourage investors to make short sales in our common stock, which could have a depressive effect on the price of our common stock.

The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of debenture, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

The issuance of shares upon conversion of the convertible debenture may cause immediate and substantial dilution to our existing stockholders.

The issuance of shares upon conversion of the convertible debenture may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

In the event that our stock price declines, the shares of common stock allocated for conversion of the convertible debenture and registered pursuant to our registration statement on Form SB-2 may not be adequate and we may be required to file a subsequent registration statement covering additional shares. If the shares we have allocated and are registering herewith are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection therewith.

Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the convertible debenture, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the convertible debenture. Accordingly, we have allocated and registered on Form SB-2 5,000,000 shares to cover the conversion of the convertible debenture. In the event that our stock price decreases, the shares of common stock we have allocated for conversion of the convertible debenture and are registering hereunder may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

If we are required for any reason to repay our outstanding convertible debenture, we would be required to deplete our working capital, if available, or raise additional funds. Our failure to repay the convertible debenture, if required, could result in legal action against us, which could require the sale of substantial assets.

In June 2004, in connection with the standby equity distribution agreement with Cornell Capital Partners, L.P., we gave Cornell Capital Partners, L.P. an unsecured convertible debenture in the amount of $240,000. The convertible debenture is due and payable, with 5% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. Any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, breach of any covenant, representation or warranty in the standby equity distribution agreement, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against us and the delisting of our common stock could require the early repayment of the convertible debenture, if the default is not cured with the specified grace period. We anticipate that the full amount of the convertible debenture, together with accrued interest, will be converted into shares of our common stock, in accordance with the terms of the convertible debenture. If we are required to repay the convertible debenture, we would be required to use our limited working capital and raise additional funds.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION

Although the increase in the authorized number of shares of common stock will not, in and of itself, have any immediate effect on the rights of our stockholders, any future issuance of additional shares of common stock could affect our stockholders in a number of respects, including the following:

o	Dilution to the existing stockholders, including a dilution of the voting power of the current holders of our common stock, and a decrease in the earnings per share and book value per share of outstanding shares of our common stock at such time. In addition, the issuance of additional shares could adversely affect the market price of our common stock.

o	The issuance of authorized but unissued stock could be used to deter a potential takeover of us that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with our board of directors’ desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. Management might use the additional shares to resist or frustrate such a third party transaction providing an above market premium that is favored by a majority of the independent shareholders.

We have no present intention to use the increased authorized common stock for anti-takeover purposes, nor is the proposed amendment in response to any effort by any person or group to accumulate our stock or to obtain control of us by any means. The proposed amendment is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in our articles of incorporation or bylaws as in effect on the date hereof. However, the issuance of additional shares of common stock would increase the number of shares necessary to acquire control of the board of directors or to meet the voting requirements imposed by Nevada law with respect to a merger or other business combination involving us. Issuance of additional shares unrelated to any takeover attempt could also have these effects. Management has no current intent to propose anti-takeover measures in future proxy solicitations or request for written consent via proxy. Further, the Company does not have any plans or proposal to adopt provisions or enter into agreements and there are no provisions in any existing agreements, including but not limited to our articles, bylaws, employment agreements or credit agreements, that may have material anti-takeover consequences.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual and quarterly reports on Form 10-KSB and 10-QSB, proxy and request for written consent via proxy and other forms and reports with the Securities and Exchange Commission. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Securities and Exchange Commission also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and request for written consent via proxy and other information regarding issuers that file electronically with the Securities and Exchange Commission through the Electronic Data Gathering, Analysis and Retrieval System may be obtained free of charge.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

    (a)        No officer or director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or director of the Company.

    (b)        No director of the Company has informed the Company that he intends to oppose the proposed actions to be taken by the Company set forth in this request for written consent via proxy.

PROPOSAL BY SECURITY HOLDERS

No security holder has requested the Company to included any Proposal in this request for written consent via proxy.

EXPENSE OF REQUEST FOR WRITTEN CONSENT VIA PROXy

The Company has paid no expenses in connection with or related directly or indirectly to this Request for written consent via proxy prior to its mailing. The expenses of mailing this Request for written consent via proxy will be borne by our Company, including expenses in connection with the preparation and mailing of this Request for written consent via proxy and all documents that now accompany or may after supplement it. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the Request for written consent via proxy to the beneficial owners of our common stock held of record by such persons and that our Company will reimburse them for their reasonable expenses incurred in connection therewith.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one request for written consent via proxy is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of the request for written consent via proxy to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the request for written consent via proxy by sending a written request to the Company below; or by calling the Company at the number below and requesting a copy of the Request for written consent via proxy. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future request for written consent via proxy and annual reports.

COMPANY CONTACT INFORMATION

All inquires regarding our Company should be addressed to our Company’s principal executive office:

STOCK MARKET SOLUTIONS, INC.
1000 Bourbon St. Suite 380
New Orleans, LA 70116
504-598-4877
Attention: Richard Smitten, President

SIGNATURE Dated September 16, 2004 BY: /s/ Richard Smitten —————————————— Richard Smitten Chairman, President and CEO

THIS	REQUEST FOR WRITTEN CONSENT VIA PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS STOCK MARKET SOLUTIONS, INC.

        WRITTEN CONSENT VIA PROXY IN CONNECTION WITH ACTION WITHOUT A MEETING OF STOCKHOLDERS

The undersigned hereby appoints Richard Smitten, as Proxy, with the power to appoint his substitute, and hereby authorizes him, or such substitute, to execute a written consent to amend the Company’s articles of incorporation to increase the number of shares of authorized common stock from 50,000,000 to 100,000,000, as set forth below, all of the shares of common stock of Stock Market Solutions, Inc. (the “Company”) held of record by the undersigned as of the close of business on September 1, 2004, under Nevada Revised Statutes Section 78.320 (2) and (3). - Stockholders’ meetings: Consent for actions taken without meeting.

1.     INCREASE AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 TO 100,000,000.

To amend the Company’s articles of incorporation to increase the number of shares of authorized common stock from 50,000,000 to 100,000,000.

[  ] FOR        [  ] AGAINST       [   ] ABSTAIN

The Proxy is not authorized to vote upon any other business.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE. Receipt of related Request for Written consent via proxy dated September 16, 2004 is hereby acknowledged. Please sign your full name. When shares are held by joint tenants, both should sign. When signing as attorney, or as executor, administer, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:_______________________________

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
PROMPTLY

Signature_________________________________________________________ Signature if held jointly_________________________________________